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                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement"), dated for reference purposes the 1st day of October, 1998, is by and between GREENBRIER LEASING CORPORATION, a Delaware corporation ("Company"), and A. DANIEL O'NEAL, JR. ("Executive") (collectively, "the Parties").

                                    RECITALS

         A. By agreement dated June 1, 1996, Executive was employed by an affiliate of Company, Greenbrier Logistics, Inc. ("Logistics").

         B. Logistics was engaged in the business of commercial transportation scheduling and logistics.

         C. During 1997, the Company discontinued its operations in the commercial transportation and logistics business and it became necessary to restructure the relationship between Executive and the Company.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises, agreements and conditions set forth below, it is agreed as follows:

         1. EMPLOYMENT. Company agrees to employ Executive and Executive agrees to accept employment by Company upon the terms


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and conditions hereinafter set forth. This Agreement supersedes any prior agreement of the parties concerning the subject matter hereof and specifically terminates the Employment Agreement between the Executive and Greenbrier Logistics, Inc. dated June 1, 1996.

         2. TERM. Subject to the provisions for termination in Section 9, the term of this Agreement shall be for three (3) years beginning on October 1, 1998.

         3. DUTIES. Executive will perform duties as may be assigned to him from time to time by or at the direction of the Chief Executive Officer of the Company.

         4. EXTENT OF SERVICES; RESTRICTIONS. Executive shall devote one-half of his working time to the performance of his duties hereunder; he may, during the term of this Agreement, be engaged in other business activities, whether or not any such business activity is pursued for gain, profit or other pecuniary advantage. Executive shall at all times faithfully and to the best of his ability perform all of the duties that may be required of him pursuant to this Agreement. The duties shall be rendered at such places and times as the needs of the Company shall require, subject to reasonable travel burdens on Executive, consistent with past service to the Greenbrier Companies. Executive may be engaged by other persons, firms, agencies or committees during the term of this Agreement, including transportation companies, PROVIDED that such engagements shall not be on behalf of persons or entities who directly compete


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in any area of business in which the Company or any of its affiliates conduct business.

         5. COMPENSATION AND BENEFITS.

            a. BASE COMPENSATION. Executive shall receive base compensation of $100,000 per year, payable in accordance with Company's standard payroll procedures for its non-union employees.

            b. EXECUTIVE BENEFITS. Executive shall be entitled to such other fringe benefits as are normally accorded full-time employees of Company under its personnel policies adopted from time to time. In addition, Company shall provide Executive with a $500,000 life insurance policy.

            c. STOCK OPTIONS. The Greenbrier Companies, Inc. granted a stock option to Executive on November 30, 1996 to purchase 50,000 shares of The Greenbrier Companies, Inc. common stock under the terms of The Greenbrier Companies' 1994 Stock Option program. Such options will continue to vest pursuant to the terms of the stock option agreement of July 18, 1996 designated as Grant No. ISO-1858.

            d. EXPENSES. Executive shall be entitled to reimbursement from Company for reasonable expenses, including club and trade association dues, necessarily incurred by Executive in the performance of Executive's duties under this Agreement, upon presentation of vouchers indicating in detail the amount and business purpose of each such expense and upon compliance with Company's reimbursement policies established from time to time.


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            e. CAR ALLOWANCE. The Company shall provide a car for Executive, for use in performing his duties hereunder, that is in keeping with his position and responsibilities, and the Company shall pay for full maintenance and operating costs for such car.

         6. OFFICE EXPENSES. Executive will maintain an office on behalf of the Company in the Seattle area. Company shall pay one-half of the expenses of such office, which expenses shall include a single assistant.

         7. EMPLOYMENT AGREEMENT OF JUNE 1, 1996. The Employment Agreement between Executive and Greenbrier Logistics, Inc., an affiliate of Company is hereby terminated and, except for provisions specifically continued in this Agreement, shall be of no further force and effect. In consideration of Executive's consent to such termination, Greenbrier shall pay Executive a one-time fee of $100,000 upon the execution of this Agreement.

         8. CONFIDENTIALITY; NON-COMPETITION.

            a. CONFIDENTIALITY. Executive acknowledges that during the course of his employment by Company, he has been and will be exposed to, have disclosed to him and may develop information that is proprietary to Company and its affiliates ("Confidential Information"). Confidential Information includes, but is not limited to, financial data, trade secrets, information concerning the operation, design and marketing of products, repairs and processes, business plans and procedures, customer lists, files and profiles needs analyses, calculations, data, manuals, specifications, performance standards, instructions and


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any other material or information related to Company, its business or operations, the business or operations of any of its affiliates and the ideas and information relating thereto. Confidential Information does not include any information which is available to the public, in the public domain, or readily ascertainable or available from another legitimate source. Executive will at no time use or permit any other person or entity to examine, use or derive benefit from Confidential Information except in the course of performing his duties under this Agreement. Executive shall maintain all Confidential Information in the strictest confidence, and shall take all reasonable precautions to preserve its confidentiality during the term of this Agreement and thereafter. All documents and materials evidencing Confidential Information, and copies thereof, shall at all times remain the property of Company or its affiliates. Upon demand, Executive will deliver to Company all documents and other materials which contain or pertain to Confidential Information.

            b. NON-COMPETITION. Provided that Company is not in breach of this Agreement, Executive agrees that during the term of this Agreement and for a period of two years following termination of his employment for any reason, Executive will not, without the consent of the Company, within the geographic area of North America:

               (1) Directly or indirectly own (as a proprietor, general or limited partner, shareholder, trust beneficiary or otherwise), manage, operate, participate in (as an employee,


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agent, manager, director, officer, consultant or otherwise), perform services or consult for or otherwise carry on in any capacity whatsoever for, a business engaged in providing services which directly compete with the Company's business or products or those of any of its affiliates;

               (2) Directly or indirectly induce or attempt to persuade any current or future employee, agent, manager, consultant, director of, or other participant in the business of the Company or any of its affiliates to terminate such employment or other relationship; or

               (3) Directly or indirectly contact or solicit any customers of Company or any of its affiliates for the purpose of selling to the customers any products or services which are the same as or substantially similar to, or competitive with the products or services sold by Company or any of its affiliates during Executive's employment with Company; or

               (4) Directly or indirectly use Confidential Information in connection with any activity prohibited above.

               (5) Notwithstanding anything herein to the contrary, Executive may own an interest not in excess of 5% of a corporation whose shares are listed on a recognized stock exchange or traded in the over-the-counter market in any country in North America, which carries on a business which directly competes with the services or products provided by Company.

            c. BREACH. Upon a breach by Executive of any of the terms or conditions of the confidentiality or non-competition covenants, Company shall have the right to:


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               (1) Recover from Executive its actual damages incurred by
reason of such breach, including its attorney fees and costs of suit, if Company prevails, or provided that such is awarded to Company by way of an actual judgment;

               (2) Obtain injunctive relief to prevent the breach or continued breach of the covenants without proof of actual damages; and

               (3) Pursue any other remedy available at law or in equity. The provisions of this Section 8 shall remain in full force and effect following termination of this Agreement for any reason.

         9. TERMINATION.

            a. FOR CAUSE. Company may terminate Executive's employment at any time for cause with immediate effect upon delivering written notice thereof to Executive. For purposes of this Agreement, "for cause" shall mean: (i) gross negligence or willful misconduct in the performance of Executive's duties; (ii) embezzlement, theft, larceny, material fraud or other acts of dishonesty; (iii) failure to cure any violation of any of the provisions of this Agreement within thirty (30) days of written notice from the Company;
(iv) conviction of or entrance of a plea of guilty or NOLO CONTENDERE to a felony or other crime which has or may have a material adverse effect on Executive's ability to carry out his duties under this Agreement or upon the reputation of Company; (v) conduct involving moral turpitude; or (vi) refusal or repeated failure after warning by the Company to


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carry out the reasonable directives of the Chief Executive Officer, PROVIDED
THAT such directives are consistent with Executive's duties herein. Upon termination for cause, Company's sole and exclusive obligation will be to pay Executive his base compensation earned through the date of termination, and any accrued but unused vacation during the year of termination and outstanding reimbursements, and Executive shall not be entitled to any compensation after the date of such termination.

            b. WITHOUT CAUSE. Company may terminate Executive's employment at any time without cause upon written notice. Upon termination without cause, Company's sole and exclusive obligation will be to pay to Executive his base compensation for the lesser of one year from the date of termination or the remaining term of this Agreement, and Executive shall not be entitled to any other compensation after the date of such termination, except any accrued, but unused or unpaid, vacation in the year of termination or compensation, and any unreimbursed expenses incurred in conformance with this Agreement prior to termination. Company's obligation under this paragraph shall be reduced by any compensation Executive earns subsequent to his termination and during the period that Company is required to pay Executive his base compensation.

            c. UPON DEATH. In the event of Executive's death during the term of this Agreement, Company's sole and exclusive obligation will be to pay to Executive's widow, if living, or to his estate, if his widow is not then living, Executive's base compensation through the last day of the month in which his death


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occurs and any accrued, but unused, vacation in the year of Executive's death.

            d. UPON DISABILITY. This Agreement shall terminate, at Company's option, upon Executive's total disability. Executive's total disability means his inability to perform his duties under this Agreement by reason of illness, mental or physical disability or accident for a period of six consecutive months or for a period of twelve months (whether or not consecutive in any consecutive 24-month period). Upon termination by reason of Executive's disability, Company's sole and exclusive obligation will be to pay Executive his base compensation through the date of termination and any accrued, but unused or unpaid, vacation or compensation. If Executive claims disability, Company shall have the authority to consult with Executive's attending physicians. Any and all information obtained through such consultation shall be treated as confidential.

            e. Executive may terminate his employment under this Agreement upon written notice to Company. Upon such termination, Executive shall be entitled to all base compensation and unused vacation in the year of termination, accrued to the date of termination, and to reimbursement of any reasonable business expenses incurred on behalf of the company prior to termination.

        10. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and personally delivered or sent by registered or certified mail addressed as follows:


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         If to Company:                     William A. Furman, President and CEO
                                            Greenbrier Leasing Corp.
                                            Suite 200
                                            One Centerpointe Drive
                                            Lake Oswego, OR 97035

                                            Telephone: (503) 684-7000
                                            Facsimile: (503) 624-1488

         With a copy to:                    Norriss M. Webb
                                            Executive Vice President and
                                            General Counsel
                                            The Greenbrier Companies, Inc.
                                            Suite 200
                                            One Centerpointe Drive
                                            Lake Oswego, OR  97035

                                            Telephone: (503) 684-7000
                                            Facsimile: (503) 684-7553

         And a copy to:                     Larry G. Brady
                                            Vice President and
                                            Chief Financial Officer
                                            The Greenbrier Companies, Inc.
                                            Suite 200
                                            One Centerpointe Drive
                                            Lake Oswego, OR  97035

                                            Telephone: (503) 684-7000
                                            Facsimile: (503) 684-7553

         If to Executive:                   A. Daniel O'Neal, Jr.
                                            Suite 109
                                            555 Andover Park West
                                            Tukwila, WA 98188

                                            Telephone: (206) 575-0675
                                            Facsimile: (206) 575-8448

Inadvertent failure to provide a courtesy copy shall not be deemed a breach of this Agreement. Either party may, by notice in writing to the other party, change the address to which notices to that party are to be given.

        11. WAIVER. The waiver by either party of the breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such party.


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        12. MODIFICATION. No amendment, modification or discharge of this
Agreement shall be valid unless it is in writing and duly executed by the party to be charged therewith.

        13. CONSTRUCTION, ATTORNEY FEES. This Agreement shall be construed in accordance with and governed by the laws of the state of Oregon. If any action is instituted by any party to this Agreement to interpret or enforce this Agreement, the prevailing party shall be entitled to recover as part of the award its reasonable attorney fees and costs incurred in any such action including at arbitration, trial, bankruptcy proceeding, and appeal.

        14. SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

        15. BENEFIT. This Agreement shall inure to and be binding upon the Parties, their heirs, personal representatives, successors and assigns, provided Executive may not assign this Agreement.

        16. ENTIRE AGREEMENT. The entire agreement between the Parties relating to employment of the Executive is contained herein. But for the payment of the Deferred Price under Section 1.02(b) of the Stock Purchase Agreement of June 28, 1996 between Greenbrier Logistics, Inc. and A. Daniel O'Neal (which shall be handled separately pursuant to that agreement), this Agreement supersedes any and all prior agreements and understandings between the Parties. There are no promises or


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representations made on behalf of Company to induce Executive to enter into this Agreement which are not set forth herein.

        17. ARBITRATION. Except for any dispute arising under Section 8 above, any and all disputes arising from or pertaining to this Agreement, or the interpretation or enforcement thereof, shall be resolved by binding arbitration. The arbitration shall be conducted by an independent and neutral arbiter mutually agreed upon by the Parties.

        18. CAPTIONS. The paragraph captions are for convenience of the Parties and shall not affect the meaning or interpretation of this Agreement.

        19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which counterparts shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above.

                                                 GREENBRIER LEASING CORPORATION

                                                 By /s/ William A. Furman
                                                    ---------------------------

/s/ A. Daniel O'Neal, Jr.                        Its President
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A. DANIEL O'NEAL, JR.


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